IMPORTANT INFORMATION

The Corporation will furnish to any stockholder, on request and without charge, a full statement of the information required by Section 2-211(b) of the Corporations and Associations Article of the Annotated Code of Maryland with respect to the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption of the stock of each class which the Corporation has authority to issue and (i) the differences in the relative rights and preferences between the shares of each series to the extent set, and (ii) the authority of the Board of Directors to set such rights and preferences of subsequent series. The foregoing summary does not purport to be complete and is subject to and qualified in its entirety by reference to the Charter, a copy of which will be sent without charge to each stockholder who so requests. Such request must be made to the Secretary of the Corporation at its principal office.

The securities represented by this Certificate are subject to restrictions on ownership and Transfer for the purpose of the Corporation's maintenance of its status as a "Real Estate Investment Trust" under the Internal Revenue Code of 1986, as amended. Except as otherwise provided pursuant to the Charter of the Corporation, no Person may Beneficially Own or Constructively Own Equity Stock in excess of 9.8% (in value or in number of shares of Equity Stock, whichever is more restrictive) of the outstanding Equity Stock of the Corporation, with further restrictions and exceptions set forth in the Charter of the Corporation.There may be no Transfer that would cause a violation of the Ownership Limit, that would result in Equity Stock of the Corporation being Beneficially Owned by fewer than 100 Persons, that would result in the Corporation's being "closely held" under Section 856(h) of the Code, or that would otherwise result in the Corporation failing to qualify as a REIT. Any Person who attempts or proposes to own, Beneficially Own or Constructively Own Equity Stock in excess of, or in violation of, the above limitations must notify the Corporation in writing at least 15 days prior to such proposed or attempted Transfer to such Person. If an attempt is made to violate these restrictions on Transfers, (i) any Purported Transfer will be void and will not be recognized by the Corporation, (ii) the Corporation will have the right to redeem the Stock Proposed to be Transferred, and (iii) the Stock represented hereby generally will be automatically converted into and exchanged for Excess Stock, which will be held in trust by the Trustee in part for the benefit of a Charitable Beneficiary. All capitalized terms in this legend have the meanings defined in the Charter of the Corporation, a copy of which, including the restrictions on ownership and Transfer, will be sent without charge to each stockholder who directs a request for such information to the Chairman of the Board of the Corporation.

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM — as tenants in common
TEN ENT — as tenants by the entireties
JT TEN — as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT — ________ Custodian ________
(Cust) (Minor)
under Uniform Gifts to Minors
Act ________
(State)

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, ______________________ hereby sell, assign and transfer to

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

[ ]

____

____

____ Shares

of the Common Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

____ Attorney

to transfer the said shares on the books of the within named Corporation with full power of substitution in the premises.

Dated: ______________________

____
(Signature)

____
(Signature)

NOTICE: The signature of this assignment must correspond with the name as written upon the face of the Certificate in every particular without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

____

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.

KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN, MUTILATED OR DESTROYED, THE CORPORATION MAY REQUIRE A BOND OF INDEMNITY AS A CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.

08882

NUMBER

M

MONMOUTH REAL ESTATE INVESTMENT CORPORATION

Established Under the Laws of the State of Maryland

SHARES

Shares of Common Stock
Par Value $0.01 per Share

SEE REVERSE SIDE FOR IMPORTANT NOTICE ON TRANSFER RESTRICTIONS AND OTHER INFORMATION

CUSIP 609720 10 7

This Certifies that

SPECIMEN

is the owner of

FULLY-PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK, PAR VALUE OF $0.01 PER SHARE, OF

MONMOUTH REAL ESTATE INVESTMENT CORPORATION

(the "Corporation"). This Certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the charter of the Corporation (the "Charter") and the Bylaws of the Corporation and any amendments or supplements thereto. This Certificate and the Shares represented hereby are transferable only on the books of the Corporation by the registered holder hereof in person or by duly authorized attorney upon the surrender of this Certificate properly endorsed.

This Certificate is not valid unless countersigned by the Transfer Agent and registered with the Registrar.

WITNESS the facsimile seal of the Corporation and the facsimile signatures of the duly authorized officers.

Dated:

PRESIDENT AND CHIEF EXECUTIVE OFFICER

CHIEF FINANCIAL OFFICER AND TREASURER

MONMOUTH REAL ESTATE INVESTMENT CORPORATION
CORPORATE SEAL

COUNTERSIGNED AND REGISTERED:
AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC
(Brooklyn, NY)
TRANSFER AGENT AND REGISTRAR

BY:

AUTHORIZED SIGNATURE